Exhibit 99 (p1)

TIFF Advisory Services, Inc.
TIFF Endowment Asset Management, LLC

TIFF Investment Program, Inc.

Code of Ethics

June 2004

Revised March 6, 2006, October 1, 2009, March 1, 2011, March 30, 2012, June 28, 2012,
January 1, 2013 and April 1, 2014

I. Introduction (Applies to All Supervised Persons)

Purpose of the Code. This Code of Ethics (“Code”) sets forth the policies and procedures of TIFF Advisory Services, Inc. (“TAS”) and TIFF Endowment Asset Management, LLC (“TEAM”), each an SEC-registered investment adviser, and TIFF Investment Program, Inc. (“TIP”), a registered investment company, regarding business ethics and the use of non-public information by their respective Supervised Persons and personal trading in securities by their respective Access Persons, as these terms are defined below. The policies and procedures in this Code are mandatory. They are designed to ensure that Supervised Persons act in accordance with their fiduciary obligations and comply with applicable Federal Securities Laws. This Code has been adopted by each of TAS and TEAM under Section 204A of the Investment Advisers Act of 1940 and by TIP under Rule 17j-1 of the Investment Company Act of 1940 (“1940 Act”).

Overriding Principles. Each Supervised Person must recognize that the interests of clients of TAS and TEAM, such as participants in the TIFF Keystone Program and the TIFF Investment Vehicles, including TIP, should take precedence and that he or she must avoid any abuse of his or her positions of trust and responsibility. Each Supervised Person is expected to accept the obligations that apply to fiduciaries, to place the interests of clients ahead of his or her own, and to be aware of and avoid any situation that may give rise to any actual, perceived or potential conflict of interest with a client’s interests. Notwithstanding the foregoing, TIFF Supervised Persons (as defined herein) are permitted to participate in Overlapping Private Investments (as defined herein), subject to the terms and conditions set forth herein. While Supervised Persons technically owe a fiduciary duty to TAS and TEAM clients, rather than Members, Supervised Persons generally should also consider the interests of Members, provided that such Members’ interests are not inconsistent with the interests of clients of TAS and TEAM. Supervised Persons are required to comply with all Federal Securities Laws. Supervised Persons also are strongly encouraged to act in accordance with the TIFF Credo, which articulates certain ethical ideals applicable to Supervised Persons.

Applicability of the Code. The Code is applicable to directors, officers, and employees of TAS and TEAM, the operating committee members of TEAM, directors and officers of TIP, and certain employees of State Street Bank & Trust Company (“SSB&T”), all of whom (other than the TIP Independent Directors) are referred to as “Supervised Persons.” Some provisions of the Code apply generally to all Supervised Persons, while others apply only to those Supervised Persons who are also Access Persons. All TAS directors are both Access Persons and Supervised Persons and are, therefore, generally subject to all provisions of the Code except for Section VII (and except for certain provisions of the Code that do not apply to the TAS outside directors, as specified herein). The TIP Independent Directors are subject only to the requirements listed in Section VII of the Code.

Failure to Comply with the Code. Each Supervised Person shall be provided a copy of the Code and all amendments and each Supervised Person is required to read and understand these policies and procedures and sign an initial compliance certification and periodic compliance certifications. Failure to comply with these policies and procedures may result in disciplinary action by TAS, TIP or TEAM, up to and including dismissal, as well as civil and criminal liability, including legal prohibition against further employment in the securities industry.

Questions about the Code. All questions about the interpretation or application of the Code should be addressed to the CCO or his designee. All Supervised Persons are encouraged to seek guidance from the CCO or his designee with respect to any action or transaction that a Supervised Person believes may be subject to one or more provisions of this Code and to refrain from any action or transaction that might lead to the appearance of a violation of this Code.

Reporting of Violations and Whistleblower Procedures. Any Supervised Person who believes that a violation of this Code has taken place must promptly report that violation to the CCO. Supervised Persons may make these reports anonymously and no adverse action shall be taken against a Supervised Person making such a report in good faith. In addition, Supervised Persons are encouraged to internally report information concerning alleged violations of the Federal Securities Laws or instances of illegal bribery by TAS, TEAM, a TIFF Investment Vehicle, or a Supervised Person. In that regard, Supervised Persons who are TAS employees or TEAM officers or operating committee members are subject to the specific terms and conditions of TAS and TEAM’s written Policies and Procedures for Handling Certain Complaints, or “whistleblower” procedures. Those procedures cover in detail the submission and treatment of such internal reports and also provide certain anti-retaliatory protections for TAS employees.

II.	Executive Summary [Please see the relevant section of this Code for additional information and important details; DO NOT rely exclusively on the information contained in this Executive Summary.]

Prevention of Misuse of Material Non-Public Information and Treatment of Confidential Information [Section IV]

▪	Supervised Persons generally should not trade while in possession of material nonpublic information (commonly referred to as insider trading) or transmit such information to others who may trade on such information. Any Supervised Person with knowledge of material, nonpublic information should report and discuss such information only to or with the CCO or the General Counsel. There are certain limited circumstances when it may be legally permissible to trade while in possession of material nonpublic information, but Supervised Persons are required to consult with the CCO or the General Counsel prior to entering into any securities transaction involving material nonpublic information, including transactions in securities issued by the TIFF Investment Vehicles.

▪	Supervised Persons are required to protect confidential information relating to TAS, TEAM, the TIFF Investment Vehicles, including TIP, any other TAS or TEAM clients, and Members.

Business Ethics and Conflicts of Interest [Section V]

▪	The interests of TAS and TEAM clients should take priority over Supervised Persons’ personal interests or benefits. Supervised Persons generally should also consider the interests of Members, provided that such Members’ interests are not inconsistent with the interests of TAS and TEAM clients.

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▪	Supervised Persons should avoid any conflict of interest, the potential for conflict, or even the appearance of such conflict. Decisions about the best interests of clients and Members should not be compromised or appear to be compromised by a Supervised Person’s personal investments, interests or benefits. Notwithstanding the foregoing, TIFF Supervised Persons are permitted to participate in Overlapping Private Investments, subject to the terms and conditions set forth in Section VI. It is acknowledged that the TAS outside directors owe duties to both their employers and to TAS and its clients and that, should a conflict of interest arise in this regard, such conflict must be managed in an acceptable manner. The TAS outside directors are encouraged to consult with the CCO should any such conflicts arise.

▪	Certain Supervised Persons who are TAS employees or TEAM officers or operating committee members must comply with the specific terms and conditions of TAS and TEAM’s written Policies and Procedures Regarding Political Contributions and Solicitations, which contain various restrictions and limitations on political contributions and solicitations by such employees, officers or operating committee members, their spouses, other family members sharing their household, and political action committees they control. TAS and TEAM’s Policies and Procedures Regarding Political Contributions and Solicitations also require pre-approval by the CCO or his designee and/or quarterly reporting by certain TAS employees and TEAM officers and operating committee members of certain political contributions and solicitations by them, their spouses, other family members sharing their household, and political action committees they control.

▪	Advance approval is required before a Supervised Person is permitted to accept a position as a director, officer, or advisor to another company or organization. Advance approval also is required before a Supervised Person is permitted to form a political action committee or assume control of an existing political action committee. These two requirements do not apply the TAS outside directors, although they must report such positions and political action committees.

▪	Direct or indirect material interests or investments in any broker-dealer or other supplier of goods or services to TAS, TEAM or the TIFF Investment Vehicles from which a Supervised Person might materially benefit because of the relationship with TAS, TEAM or a TIFF Investment Vehicle are prohibited.

▪	Supervised Persons should carefully consider whether there is any conflict of interest, the potential for conflict, or even the appearance of such conflict prior to providing business-related (as opposed to personal) gifts or entertainment to, or accepting business-related (as opposed to personal) gifts or entertainment from, personnel of a Money Manager, dealer or broker, customer or vendor, or any other person or company doing or seeking to do business with TAS, TEAM or a TIFF Investment Vehicle. Supervised Persons are encouraged to consult with the CCO if they have any question as to whether any gift or entertainment is business-related or personal or whether any gift or entertainment is too substantial or excessive, whether there is conflict of interest, and whether to decline providing or accepting, as applicable, the gift or entertainment in question.

▪	Supervised Persons who are TAS employees or TEAM officers or operating committee members are subject to the specific terms and conditions of TAS and TEAM’s written Policies and Procedures Regarding Gifts, which generally restrict such employees, officers and operating committee members from providing substantial gifts or excessive entertainment to, or accepting substantial gifts or excessive entertainment from, personnel of a Money Manager, dealer or broker, customer or vendor, or any other person or company doing or seeking to do business with TAS, TEAM or a TIFF Investment Vehicle without the prior approval of the CCO.

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▪	It is strictly prohibited for any Supervised Person, either directly or indirectly, to offer or make any bribes, kickbacks, rebates or other payments to any company, financial institution, person or U.S. or foreign governmental official to obtain favorable treatment in receiving or maintaining business.

▪	Supervised Persons must disclose promptly in writing to the CCO any relationships that (a) cause themselves or their Immediate Family Members to receive compensation of any kind from persons or organizations that TAS, TEAM or a TIFF Investment Vehicle employs or that provide services substantially similar to those furnished by TAS or TEAM or (b) could be construed potentially to affect a Supervised Person’s capacity to discharge their duties in an independent and objective manner.

Personal Trading and Reporting Requirements [Section VI]

▪	Access Persons are required to obtain prior written approval of the CCO or his designee for (a) the acquisition of Beneficial Ownership in any Reportable Security in an Initial Public Offering or Limited Offering (including a Limited Offering of a TIFF Investment Vehicle), (b) the acquisition of Beneficial Ownership in any shares issued by a TIP mutual fund, or (c) the disposition of Beneficial Ownership in any shares issued by a TIP mutual fund.

▪	TIFF Supervised Persons may make Overlapping Personal Investments only in accordance with the specific terms and conditions set forth in Section VI.

▪	Access Persons must disclose quarterly any personal securities transactions in Reportable Securities and the name of any broker, dealer or bank with which the Access Person has opened a new account in which any securities are held for the Access Person’s direct or indirect benefit.

▪	Access Persons must represent annually that they have been in compliance with this Code of Ethics and also must provide annually a current list of all Beneficial Ownership of Reportable Securities and the names of any brokers, dealers or banks with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit.

▪	Within 10 calendar days of being covered by the Code, new Access Persons are required to provide a current list of all personal holdings of Reportable Securities and the names of any brokers, dealers or banks with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit.

Obligations of TIP Independent Directors [Section VII]

▪	The TIP Independent Directors are subject only to the requirements set forth in Section VII of the Code and are NOT subject to the other provisions of the Code that are summarized above.

III. Definitions

Access Person, when used with respect to each of TAS and TEAM, means any officer, director, or employee[1] of TAS or TEAM, as applicable, any operating committee member of TEAM, or any other person who provides advice on behalf of TAS or TEAM, as applicable, and who is subject to the supervision and control of TAS or TEAM, as applicable.

[1] Regardless of a person’s particular title, the terms “officer,” “director,” or “employee” include any person who occupies a similar status or who performs similar functions within the organization, including operating committee members of TEAM.

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The CCO may from time to time determine that interns for TAS and other persons who provide services to TAS, TEAM or the TIFF Investment Vehicles in a temporary or ongoing capacity should be considered Access Persons, and therefore subject to the Code, if, as part of their regular duties for TAS, TEAM or the TIFF Investment Vehicles, they:

(i) are involved in the selection of portfolio securities,

(ii) may have access to material, non-public information regarding future purchases or sales of portfolio securities for the account of, or nonpublic information regarding the portfolio holdings of, any TIFF Investment Vehicle, or

(iii) make any recommendation regarding the purchase or sale of securities for the TIFF Investment Vehicles or have access to such recommendations that are nonpublic.

All TAS and TEAM officers, directors and employees are Access Persons.

Beneficial Ownership means ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect financial interest other than the receipt of an advisory fee. Beneficial Ownership includes accounts of a spouse, minor child, a relative sharing the same house, and any account over which the person has discretionary authority (e.g., trustee, executor, power of attorney, etc.).

Securities owned or acquired by an institution that employs a TAS director are not deemed to be beneficially owned by that director.

CCO means the Chief Compliance Officer of TAS, TEAM and TIP.

Covered SSB&T Employee means any employee or officer of SSB&T who, as part of his or her regular duties for TAS, TEAM or a TIFF Investment Vehicle:

(i) is involved in the selection of portfolio securities,

(ii) has access to material, non-public information regarding future purchases or sales of portfolio securities for the account of, or nonpublic information regarding the portfolio holdings of, any TIFF Investment Vehicle, or

(iii) makes any recommendation regarding the purchase or sale of securities for the TIFF Investment Vehicles or has access to such recommendations that are nonpublic.

Notwithstanding the foregoing, if someone who otherwise meets the definition of Covered SSB&T Employee is (i) not an officer of TIP and (ii) subject to an appropriate code of ethics of SSB&T, which code and any material amendments thereto are provided to the CCO, that person is not treated as a Covered SSB&T Employee under this Code.

Federal Securities Laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

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Immediate Family Member of a person includes any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law, or sister-in-law of such person, including adoptive relationships, who lives in the same house with such person.

Initial Public Offering (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before the registration was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

Limited Offering means a private offering of securities that is exempt from registration under section 4(2) or section 4(6) of the Securities Act of 1933, or under Rule 504, 505, or 506 (Regulation D) under that statute.

Limited Offering includes any offering of interests in a private investment fund or a private equity fund, including the TIFF Investment Vehicles (other than TIP).

Member means an investor in a TIFF Investment Vehicle.

Money Manager means an investment management firm other than TAS or TEAM which makes and implements investment decisions for one or more of the TIFF Investment Vehicles. For purposes of this Code, Money Managers include separate account managers for the TIFF Investment Vehicles and managers of acquired funds in which one or more of the TIFF Investment Vehicles invest.

Overlapping Personal Investment means an initial or subsequent investment by a TIFF Supervised Person for his or her personal account or Beneficial Ownership in a security that is the subject of a Limited Offering and such security presently is either (i) held by one or more TIFF Investment Vehicles or (ii) being considered for investment by one or more TIFF Investment Vehicles. Generally, an Overlapping Personal Investment would exist only if a TIFF Supervised Person and a TIFF Investment Vehicle hold or intend to invest in securities of the same class or series in the same legal entity. However, the CCO, in consultation with TAS’s General Counsel, may determine there to be an Overlapping Personal Investment in other situations, including but not limited to Limited Offering securities that are part of a a “master-feeder” or “hub-and-spoke” structure.

Reportable Security means, for purposes of the reporting requirements of Section V of the Code, any financial instrument that is known as a security and as defined in detail in Section 202(a)(18) of the Advisers Act, except that it does not include:

1.	Direct obligations of the Government of the United States;

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

3.	Shares issued by money market funds;

4.	Shares issued by registered open-end funds; provided that such funds are not advised by TAS or TEAM or such funds are not exchange-traded funds (whether organized as an unit investment trust or an open-end fund);

5.	Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are not advised by TAS or TEAM; or

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6.	Municipal fund securities (i.e., interests in Section 529 college savings plans).

Reportable Securities include exchange-traded funds (ETFs) and the TIP mutual funds, as well as the other TIFF Investment Vehicles. Reportable Securities do not include money market funds, mutual funds not advised by TAS or TEAM, or interests in Section 529 college savings plans.

Supervised Person means any:

(i) Covered SSB&T Employee (as defined above),

(ii) Access Person (as defined above), or

(iii) Officer or director of TIP, other than a TIP Independent Director.

Please note the definition of TIFF Supervised Person below.

TIFF Investment Vehicles means the investment vehicles bearing the TIFF name, including those for which either TAS or TEAM serves as investment adviser, managing member, general partner, or equivalent.

TIFF Investment Vehicles include TIP and the non-registered investment vehicles managed by TAS or TEAM.

TIFF Supervised Person means a Supervised Person who is a TAS officer or employee or a TEAM officer or operating committee member.

TIP means the TIFF Investment Program, Inc. registered mutual funds.

TIP Independent Director means a director of TIP who is not an “interested person” of TIP as defined in Section 2(a)(19) of the 1940 Act.

IV.	Prevention of Misuse of Material Non-Public Information and Treatment of Confidential Information (Applies to all Supervised Persons)

Statement of Policy. Each of TIP, TAS and TEAM prohibits any Supervised Person from trading, either personally or on behalf of others, including client accounts, while in possession of material nonpublic information in violation of the law. This conduct is commonly referred to as insider trading. Supervised Persons that gain access to any material non-public information shall not make impermissible use of such information for any direct or indirect personal benefit. This restriction applies regardless of the source of such information and includes trading securities on the basis of such material, non-public information, advising others to trade on such basis, or transmitting such information to others who may trade on such information.

Prohibition on Trading. Generally, it is illegal to trade in securities while in possession of material nonpublic information that might affect the value of those securities or to transmit that information to others who may trade in those securities. Supervised Persons should be aware that illegal insider trading can result in significant civil and criminal penalties. Supervised Persons generally should not trade while in possession of material nonpublic information or transmit such information to others who may trade on such information. There are certain limited circumstances when it may be legally permissible to trade while in possession of material nonpublic information, but Supervised Persons are required to consult with the CCO or the General Counsel prior to entering into any securities transaction involving material nonpublic information, including transactions in securities issued by the TIFF Investment Vehicles. Any Supervised Person with knowledge of material, nonpublic information should report and discuss such information only to or with the CCO or the General Counsel. Because the law of insider trading involves a number of complex legal interpretations, Supervised Persons are strongly encouraged to confer with the CCO or the General Counsel if such Supervised Persons have any question about whether they may be in possession of material nonpublic information before entering into any securities transaction that may involve such material nonpublic information. Every Supervised Person must follow the procedures described herein or risk serious sanctions, including dismissal, substantial personal liability, and criminal penalties, including jail sentences. Supervised Persons should note that the requirements set forth in this Section IV apply equally to transactions in securities issued by the TIFF Investment Vehicles.

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Identifying Inside Information. Before any Supervised Person trades for themselves or others, including accounts managed by TAS or TEAM, in the securities of a company about which the Supervised Person may have material nonpublic, or “inside information,” that Supervised Person should ask following questions:

i. Is the information material? That is, is it information that an investor would consider important in making his or her investment decision? Is this information that would substantially affect the market price of the securities if generally disclosed?

ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by, for example, being published in Reuters, Bloomberg, The Wall Street Journal, or other publications of general circulation?

If, after consideration of the above, the Supervised Person believes that the information is material and nonpublic, or if the Supervised Person has questions as to whether the information is material and nonpublic, that Supervised Person should consult with the CCO or the General Counsel to determine if the information is material and nonpublic.

Rumor Policy. Supervised Persons should be aware that it is illegal to intentionally create or spread false rumors or information about a security or its issuer for the purpose of affecting a security’s price or manipulating the market. Therefore, no Supervised Person shall originate or, except as permitted below, circulate in any manner a false or misleading rumor about a security or its issuer for the purpose of influencing the market price of the security or otherwise manipulating the market.

Where a legitimate business reason exists for discussing a rumor (for example, where a client is seeking an explanation for an erratic share price movement which could be explained by the rumor), care should be taken to ensure that the rumor is communicated in a manner that: (a) sources the origin of the information (where possible); (b) gives it no additional credibility or embellishment; (c) makes clear that the information is believed to be a rumor; and (d) makes clear that the information has not been verified.

If asked about a rumor relating to TAS, TEAM, TIP, or another TIFF Investment Vehicle, Supervised Persons generally should respond that it is our policy not to comment on market rumors or speculation.  Any exceptions to this policy should be discussed in advance with the CCO.

Protection of Confidential Information. In addition to the restrictions set forth above regarding the use of material nonpublic information, Supervised Persons are expected to conduct business in a manner that protects confidential information relating to TAS, TEAM, the TIFF Investment Vehicles (including portfolio holdings and information about underlying funds), Members, and any other TAS or TEAM clients. Access Persons are prohibited from intentionally disclosing confidential information relating to TAS, TEAM, the TIFF Investment Vehicles, Members, and any other TAS or TEAM clients to outsiders (including relatives). In addition, in order to protect any confidential information from being publicly disseminated accidentally, Access Persons should note the following guidelines:

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▪	Avoid making even casual remarks that might disclose information of a confidential nature or allow the appearance of such disclosure. This applies not only during work and in public places but also at home and in all outside social contacts.

•	Exercise caution if discussing confidential matters in public places where outsiders may be present or where unauthorized personnel could obtain confidential information that they should not have (e.g., restaurants, building lobbies, theatres, elevators, sports arenas, etc.).

•	Avoid unnecessary copying of confidential documents.

•	Exercise caution if displaying documents containing confidential information in public places (for example, working from a laptop computer on an airplane or in an airport).

•	Exercise caution if leaving documents containing confidential information in conference rooms, on desks, or in other locations where they may be seen by outsiders or otherwise unauthorized persons.

More detailed procedures and controls regarding the protection of confidential information are set forth and should be referenced in TAS and TEAM’s Information Security Program. All Supervised Persons who are TAS employees are required to meet the requirements and comply with the provisions of the Information Security Program.

V.	Business Ethics and Conflicts of Interest (Applies to all Supervised Persons)

These policies are drafted with the intent that the interests of clients of TAS and TEAM, such as participants in the TIFF Keystone Program, and the TIFF Investment Vehicles, including TIP, should take priority over a Supervised Person’s personal interests or benefits. Supervised Persons generally should also consider the interests of Members, provided that such Members’ interests are not inconsistent with the interests of clients of TAS and TEAM. Supervised Persons should avoid any conflict of interest, the potential for conflict, or even the appearance of such conflict. Decisions about the best interests of clients and Members should not be compromised or appear to be compromised by a Supervised Person’s personal investments, interests or benefits. Notwithstanding the foregoing, Supervised Persons are permitted to participate in Overlapping Private Investments (as defined herein), subject to the terms and conditions set forth in Section VI.

Questions of proper business ethics and conflicts of interest are often difficult to determine and resolve. If there is any uncertainty about a given situation, please consult the CCO before acting. It is acknowledged that the TAS outside directors owe duties to both their employers and to TAS and its clients and that, should a conflict of interest arise in this regard, such conflict must be managed in an acceptable manner. The TAS outside directors are encouraged to consult with the CCO should any such conflicts arise.

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Political Contributions and Solicitations

▪	Rule 206(4)-5 under the Investment Advisers Act of 1940, as amended, which is designed to restrict pay-to-play practices by investment advisers, imposes certain limitations and restrictions on political contributions and solicitations by investment advisers and certain of their employees.

▪	As required by Rule 206(4)-5, certain Supervised Persons who are TAS employees or TEAM officers or operating committee members must comply with the specific terms and conditions of TAS and TEAM’s written Policies and Procedures Regarding Political Contributions and Solicitations, which contain various restrictions and limitations on political contributions and solicitations by such employees, officers and operating committee members, their spouses, other family members sharing their household, and political action committees they control. TAS and TEAM’s Policies and Procedures Regarding Political Contributions and Solicitations also require pre-approval by the CCO or his designee and/or quarterly reporting by such employees, officers and operating committee members of certain political contributions and solicitations by them, their spouses, other family members sharing their household, and political action committees they control.

Procedures regarding Outside Activities

▪	Outside activities should not impair a Supervised Person’s working efficiency, responsibilities, or judgment related to the business activities of TAS, TEAM or the TIFF Investment Vehicles, including TIP.

▪	Advance approval by the CCO or his designee is required before a Supervised Person is permitted to accept a position as a director, officer, or advisor to another company or organization. Advance approval also is required before a Supervised Person is permitted to form a political action committee or assume control of an existing political action committee. TAS outside directors, Covered SSB&T Employees, or employees of SSB&T who also serve as officers of TIP or other TIFF Investment Vehicles are not required to obtain advance approval of outside officer, director or advisory positions or of political action committees that they form or control. However, they are required to report such positions and political action committees (see Exhibits B and C). In the event that a Supervised Person who wishes to accept a position as a director, officer, or advisor to another company or organization or who wishes to form a political action committee or to assume control of an existing political action committee is a person to whom the CCO reports (either directly or indirectly, including but not limited to TAS’s General Counsel and TAS’s Chief Executive Officer), such Supervised Person must obtain the pre-approval of the TAS Board chair in addition to the pre-approval of the CCO prior to accepting such position or forming or assuming control of such political action committee.

▪	Generally, Supervised Persons are expected to handle personal finances, tax returns, and investments in a prudent manner to avoid potential embarrassment to TAS, TEAM or TIP.

▪	Supervised Persons should carefully consider whether there is any conflict of interest, the potential for conflict, or even the appearance of such conflict prior to providing business-related (as opposed to personal) gifts or entertainment to, or accepting business-related (as opposed to personal) gifts or entertainment from, personnel of a Money Manager, dealer or broker, customer or vendor, or any other person or company doing or seeking to do business with TAS, TEAM or a TIFF Investment Vehicle. Supervised Persons are encouraged to consult with the CCO or his designee if they have any question as to whether any gift or entertainment is business-related or personal or whether any gift or entertainment is too substantial or excessive, whether there is a conflict of interest, or whether to decline providing or accepting, as applicable, the gift or entertainment in question.

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▪	Supervised Persons who are TAS employees or TEAM officers or operating committee members are subject to the specific terms and conditions of TAS and TEAM’s written Policies and Procedures Regarding Gifts, which generally restrict such employees, officers and operating committee members from providing substantial gifts or excessive entertainment to, or accepting substantial gifts or excessive entertainment from, personnel of a Money Manager, dealer or broker, customer or vendor, or any other person or company doing or seeking to do business with TAS, TEAM or a TIFF Investment Vehicle without the prior approval of the CCO or his designee. In addition to the specific terms and conditions of TAS and TEAM’s written Policies and Procedures Regarding Gifts, all Supervised Persons are prohibited from providing gifts or entertainment to, or accepting gifts or entertainment from, any person or entity if such gifts or entertainment would constitute an illegal bribe under applicable law (see below).

▪	It is strictly prohibited for any Supervised Person, either directly or indirectly, to offer or make any bribes, kickbacks, rebates or other payments to any company, financial institution, person or U.S. or foreign governmental official to obtain favorable treatment in receiving or maintaining business. Similarly, it is strictly prohibited for any Supervised Person, either directly or indirectly, to receive or accept any bribes, kickbacks, rebates or other payments to any company, financial institution, person or U.S. or foreign governmental official to obtain favorable treatment in receiving or maintaining business. Supervised Persons should be aware that numerous laws prohibit bribery and other improper payments, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1), the U.S. financial institutions bribery statute (18 U.S.C. §§ 215), and the UK Bribery Act 2010. Supervised Persons should particularly be aware of the very broad nature of the UK Bribery Act 2010, which prohibits bribes of government officials or privately employed individuals anywhere in the world and which contains no exceptions for hospitality or similar types of promotional payments. Supervised Persons must receive the prior approval of the CCO or his designee before making any payments, offers or gifts of anything of value to any foreign governmental official or any financial institution representative. For purposes of the prior sentence: (i) “foreign governmental official” means any officer or employee of a foreign government, a public international organization, or any department or agency thereof, or any person acting in an official capacity for such government or organization, as well as any foreign political party or party official or any candidate for foreign political office; and (ii) “financial institution representative” means an officer, director, employee, agent or attorney of a banking-related institution, including but not limited to an insured depository institution, a credit union, a depository institution holding company, and a branch or agency of a foreign bank.

▪	All Supervised Persons must disclose promptly in writing to the CCO or his designee any relationships that (a) cause themselves or their Immediate Family Members to receive compensation of any kind from persons or organizations that TAS, TEAM or a TIFF Investment Vehicle employs or that provide services substantially similar to those furnished by TAS or TEAM or (b) could be construed potentially to affect a Supervised Person’s capacity to discharge their duties in an independent and objective manner.

Upon receipt of disclosures furnished pursuant to the preceding section, the CCO or his designee shall take such actions as they deem necessary or appropriate under the circumstances.

VI. Personal Trading and Reporting Requirements (Applies Only to Access Persons)

All Access Persons are subject to the following procedures pertaining to personal trading of Reportable Securities for their own accounts or for accounts in which the Access Person has Beneficial Ownership.

Procedures

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Pre-Approval Required for Purchases of Securities in a Limited Offering or an Initial Public Offering

Access Persons must obtain prior written approval (see Exhibit A) of the CCO or his designee for the acquisition of Beneficial Ownership in any Reportable Security in an Initial Public Offering or Limited Offering (including a Limited Offering of a TIFF Investment Vehicle). The Access Person may submit a request for approval that provides the proposed transaction date, name and description of the Reportable Security, number of shares or amount of transaction, transaction type (purchase or other type of acquisition), and any additional information that is relevant to the transaction. If the Access Person making the request is a member of the investment staff of TAS or TEAM, he or she must also indicate whether the Reportable Security was made available to the TIFF Investment Vehicles and, if so, what decision TAS or TEAM, as applicable, made regarding that Reportable Security. The Access Person may be required to represent to the CCO or his designee that the Reportable Security is not being offered to him or her with an expectation of favored treatment from TAS, TEAM or the TIFF Investment Vehicles.

With respect to Limited Offerings by private equity fund issuers (including TIFF Investment Vehicles) or similarly structured investment vehicles that may be subject to capital calls or draw downs, Access Persons are required to obtain written approval of the CCO or his designee for the full amount of their commitment to each such issuer prior to committing any money to such issuer. Access Persons are not, however, required to obtain prior written approval for each transfer of money made in response to capital calls or draw downs exercised by such a private equity fund issuer pursuant to such issuer’s legal right to call a portion of the money which has been committed by such Access Persons to such issuer.

Pre-Approval Required for Purchases and Redemptions of TIP Shares

Access Persons must obtain prior written approval (see Exhibit A) of the CCO or his designee for the acquisition or redemption or other disposition of Beneficial Ownership in any shares issued by a TIP mutual fund. The Access Person may submit a request for approval that provides the proposed transaction date, number of shares or amount of transaction, transaction type, and any additional information that is relevant to the transaction. Prior written approval is required for subsequent purchases as well as initial purchases of shares issued by a TIP mutual fund. Access Persons are not, however, required to obtain prior written approval for: (a) redemptions of shares of a TIP mutual fund that are effected solely in order to fund capital calls or draw downs exercised by other TIFF Investment Vehicles in which such Access Persons are invested, when such redemptions are effected pursuant to powers of attorney or standing instructions previously received from such Access Persons; or (b) purchases of shares of a TIP mutual fund that are effected solely in order to invest distribution proceeds received from other TIFF Investment Vehicles in which such Access Persons are invested, when such purchases are effected pursuant to powers of attorney or standing instructions previously received from such Access Persons,

General Criteria Used in Determining Pre-Approval

The CCO or his designee will respond as quickly as practicable to requests for pre-approval of transactions.

With respect to the acquisition of Beneficial Ownership in any Reportable Security in an Initial Public Offering or Limited Offering, approval will be based on the determination that the transaction does not present, or can be structured to avoid, a material conflict of interest between the Access Person, on the one hand, and Members and clients of TAS or TEAM, on the other hand. In considering whether there is a material conflict, the CCO or his designee will consider, among other things, whether a TIFF Investment Vehicle is planning to invest in the Reportable Security, whether the investment opportunity was facilitated by the Access Person, and whether the investment opportunity is size-constrained.[2] The CCO’s pre-approval decisions concerning proposed Overlapping Personal Investments will primarily be based on whether such proposed investments comply with the terms and conditions set forth below, although the CCO may also consider the general criteria discussed above and other relevant information.

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With respect to the purchase or redemption of shares issued by a TIP mutual fund, approval will be based on the determination that the transaction does not present, or can be structured to avoid, a material conflict of interest between the Access Person, on the one hand, and Members and clients of TAS or TEAM, on the other hand. In addition, approval will not be granted if the CCO or his designee determines that the Access Person is purchasing or redeeming shares issued by a TIP mutual fund based upon his or her possession of material nonpublic information that could reasonably be expected to positively impact the value of the shares issued by such TIP mutual fund.

Terms and Conditions for Overlapping Personal Investments

In the event that a TIFF Supervised Person wishes to make an Overlapping Personal Investment, he or she must obtain the pre-approval of the CCO, whose pre-approval will primarily be based on whether such Overlapping Personal Investment complies with the following terms and conditions:

1.	No TIFF Supervised Person may participate in an Overlapping Personal Investment involving a Limited Offering security which presently is either held by or being considered for investment by TIFF Multi-Asset Fund or any other series of TIP.

2.	Each TIFF Supervised Person who participates in an Overlapping Personal Investment shall limit the amount of shares or interests in such Overlapping Personal Investment that he or she acquires to the lesser of (i) five percent of the aggregate amount of shares or interests that are offered or otherwise made available to the participating TIFF Investment Vehicle(s) or (ii) five percent of the aggregate amount of shares or interests that are actually purchased by the participating TIFF Investment Vehicle(s); provided, however, that the CCO shall have the discretion to increase or decrease this percentage limit to account for: (i) the number of TIFF Supervised Persons who are participating in a particular Overlapping Personal Investment and the overall percentage ownership of the applicable Limited Offering security that may result from such participation; (ii) the overall percentage ownership, taking account of initial and subsequent purchases, of a particular Limited Offering security by TIFF Supervised Person(s) and TIFF Investment Vehicle(s); and/or (iii) other factors deemed relevant. If the CCO determines to increase or decrease the five percent percentage limitation, he should do so only after consultation with TAS’s General Counsel, Chief Executive Officer and Board chair.

3.	Each TIFF Investment Vehicle that participates in the Overlapping Personal Investment will participate on terms and conditions that are at least as favorable as those offered to each TIFF Supervised Person, and each TIFF Supervised Person who participates in the Overlapping Personal Investment shall use all reasonable efforts to ensure that his or her Overlapping Personal Investment is on terms that are no more favorable or advantageous than the terms offered or provided to the TIFF Investment Vehicle(s).

[2] Because TIFF Investment Vehicles do not typically invest in Initial Public Offerings, these issues are most likely to arise in connection with Limited Offerings in hedge funds, and other private fund offerings in which a TIFF Investment Vehicle may seek to invest.

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4.	The investment opportunities offered to TIFF Supervised Persons will not be conditioned on or dependent upon investment by one or more TIFF Investment Vehicles.

5.	If and to the extent that TAS or TEAM negotiates any of the terms of the Overlapping Private Investment (including but not limited to investment minimums, fees, liquidity or redemption terms, and reporting requirements), TAS and TEAM, as applicable, will negotiate such terms solely from the perspective of the best interests of the TIFF Investment Vehicle(s); provided, however, that each TIFF Supervised Person may separately negotiate the terms of the Overlapping Private Investment so long as his or her Overlapping Personal Investment is on terms that are no more favorable or advantageous than the terms offered or provided to the TIFF Investment Vehicle(s).

6.	Each TIFF Supervised Person will meet the required legal eligibility criteria for the applicable Overlapping Personal Investment (for example, “accredited investor,” “qualified client,” “qualified eligible participant” and/or “qualified purchaser” status).

7.	If a TIFF Supervised Person proposes to negotiate or has negotiated any of the terms or conditions of a redemption of an Overlapping Personal Investment such that they differ in any respect from the standard terms and conditions for redemptions that are set forth in the offering documents for the applicable Limited Offering security, such TIFF Supervised Person must obtain the CCO’s prior approval of the redemption of such Overlapping Personal Investment. In addition, each TIFF Supervised Person must obtain the CCO’s prior approval of all sales by him or her of Overlapping Personal Investments to third parties. In each case, such approval may be withheld in the CCO’s sole discretion if the CCO determines that a TIFF Investment Vehicle may be disadvantaged by the redemption or sale or that the redemption or sale involves an impermissible conflict of interest.

8.	If TAS or TEAM on behalf of one or more TIFF Investment Vehicles desire to redeem all or a portion of such TIFF Investment Vehicles’ investment in an Overlapping Personal Investment at the same time that one or more TIFF Supervised Persons are considering redeeming the same Overlapping Personal Investment and the issuer of such Overlapping Personal Investment imposes a limit on the amount of its shares or interests that can be redeemed, including but not limited to a situation where a so-called “gate” has been imposed on redemptions, each TIFF Supervised Person shall use all reasonable efforts to limit the amount of shares or interests in the Overlapping Personal Investment that he or she redeems to not more than five percent of the aggregate amount of shares or interests that TAS and/or TEAM are permitted to redeem on behalf of the TIFF Investment Vehicle(s). Such efforts by each TIFF Supervised Person may include, among other things, withdrawing all or a portion of his or her redemption request and requesting that the issuer of the Overlapping Personal Investment permit the TIFF Investment Vehicle(s) to redeem additional amounts as a result of such withdrawn redemption request.

9.	Prior to a TIFF Supervised Person casting a vote in a proxy or consent solicitation with respect to an Overlapping Personal Investment, such TIFF Supervised Person shall notify the CCO in writing of what vote he or she proposes to cast. Unless granted permission in writing by the CCO to vote differently from the TIFF Investment Vehicle(s), each TIFF Supervised Person shall vote consistently with the TIFF Investment Vehicle(s) as instructed by the CCO.

10.	Each TIFF Supervised Person who participates in the Overlapping Personal Investment will be subject to, and will comply with, TAS’s and TEAM’s written compliance procedures regarding the allocation of investment opportunities to the same extent as if he or she were a TIFF Investment Vehicle.

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11.	These policies and procedures will be disclosed in each of TAS’s and TEAM’s Form ADV and by other appropriate means with respect to the privately offered TIFF Investment Vehicles.

12.	The CCO shall require such certifications or other evidence as he deems necessary from TIFF Supervised Persons in order to evidence to his satisfaction compliance with the requirements set forth above.

In the event that a TIFF Supervised Person who wishes to make an Overlapping Personal Investment is a person to whom the CCO reports (either directly or indirectly, including but not limited to TAS’s General Counsel and TAS’s Chief Executive Officer), such TIFF Supervised Person must obtain the pre-approval of the TAS Board chair in addition to the pre-approval of the CCO prior to making the proposed Overlapping Personal Investment.

Reporting of Overlapping Personal Investments

Any Overlapping Personal Investments approved pursuant to these policies and procedures will be reported to the ARP and TAS Boards by the CCO or a designee on a quarterly basis. Any violations of these policies and procedures shall be reported to the ARP and TAS Boards by the CCO or a designee no later than the next scheduled meeting of the Board.

The CCO shall monitor purchases, redemptions and sales of Limited Offering securities by TIFF Supervised Persons that are reported in the quarterly transaction reports that are required by this Code of Ethics in order to assess (i) whether and to what extent conflicts of interest may exist or have arisen after an Overlapping Personal Investment is made and (ii) whether any Limited Offering securities that were redeemed were made available initially as investments to applicable TIFF Investment Vehicles. Based upon his monitoring of these reports, the CCO shall report to the ARP and TAS Boards: (i) any conflicts of interest that the CCO determines may exist or have arisen; and (ii) any investment opportunities in Limited Offering securities made by TIFF Supervised Persons that the CCO determines should have been made available to one or more TIFF Investment Vehicles but were not. In addition, the CCO shall report to the ARP and TAS Boards instances in which the CCO determines that a TIFF Supervised Person’s reasonable efforts, as required above, are not successful or sufficient to fully protect the interests of one or more TIFF Investment Vehicles.

Reporting Requirements

All Access Persons are subject to the following procedures pertaining to reporting for accounts in which the Access Person has Beneficial Ownership of a Reportable Security.

▪	Each Access Person must disclose on a quarterly disclosure form (see Exhibit B) any personal securities transactions in Reportable Securities and the names of any brokers, dealers or banks with which the Access Person has opened a new account in which any securities are held for the Access Person’s direct or indirect benefit. These reports are due 30 days following the end of the calendar quarter.

▪	Each Access Person must represent annually via an annual compliance certification that he or she has been in compliance with this Code of Ethics and also must provide annually (see Exhibit C) a current list of all personal holdings of Reportable Securities and the names of any brokers, dealers or banks with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit, all of which must be current as of a date no more than 45 days before the report is submitted.

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▪	Within 10 calendar days of being covered by this Code, new Access Persons are required to provide a current list of all Beneficial Ownership of Reportable Securities and the names of any brokers, dealers or banks with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit (see Exhibit C). The report must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

Exempt Transactions

The Code’s reporting requirements do not apply to the following transactions:

▪	transactions over which the Access Person has no direct or indirect influence or control (e.g., corporate actions, dividend reinvestment plans, blind trusts, etc.) or in an account held by the employee which is managed on a discretionary basis by a person other than the Access Person and over which the Access Person does not have the legal right to influence or control the transactions;

▪	transactions that are not voluntary on the part of the Access Person (e.g., bond calls, stock splits, spin-offs);

▪	purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent that these rights were acquired from the issuer, and the sale of such rights;

▪	purchases that are part of an automatic investment plan; and

▪	other similar circumstances as determined by the CCO or his designee.

VII.	Obligations of TIP Independent Directors

TIP Independent Directors are subject only to the requirements set forth in this Section VII of the Code and are NOT subject to the other provisions of the Code.

Material Non-Public Information. To the extent that a TIP Independent Director should learn of any material non-public information, that director should conduct himself or herself in accordance with the terms of Section IV of this Code. TIP Independent Directors are prohibited from trading, either personally or on behalf of others, in securities issued by the TIP mutual funds or other TIFF Investment Vehicles while in possession of material nonpublic information (commonly referred to as insider trading). TIP Independent Directors that gain access to any material non-public information concerning the TIP mutual funds or other TIFF Investment Vehicles shall not make impermissible use of such information for any direct or indirect personal benefit. This restriction applies regardless of the source of such information and includes trading securities issued by the TIP mutual funds or other TIFF Investment Vehicles on the basis of such material, non-public information or advising others to trade on such basis.

Conflicts of Interest. It is acknowledged that the TIP Independent Directors owe duties to both their employers and to TIP and that, should a conflict of interest arise in this regard, such conflict must be managed in an acceptable manner. The TIP Independent Directors are encouraged to consult with the CCO should any such conflicts arise.

Conduct of TIP Independent Directors. A TIP Independent Director shall not:

▪	use any scheme to defraud TAS, TEAM or the TIFF Investment Vehicles;

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▪	do anything that would have the effect of defrauding or deceiving TAS, TEAM or the TIFF Investment Vehicles;

▪	falsely state a material fact to TAS, TEAM or the TIFF Investment Vehicles;

▪	omit to state a material fact to TAS, TEAM or the TIFF Investment Vehicles if the fact is necessary to ensure that any statements are not misleading, in light of the circumstances; or

▪	engage in any manipulative practice with respect to TAS, TEAM or the TIFF Investment Vehicles.

Reporting Requirements. If, during the 15-day period immediately before or after a transaction in a Reportable Security by a TIP Independent Director, that Director knows or, in the ordinary course of fulfilling his or her official duties as a director, should have known that a TIFF Investment Vehicle purchased or sold or considered purchasing or selling the same Reportable Security, the director shall be required to prepare and file with the CCO or his designee a transaction report in accordance with Exhibit B of this Code.

Pre-Approval Required for Purchases and Redemptions of TIP Shares

TIP Independent Directors must obtain prior written approval (see Exhibit A) of the CCO or his designee for the acquisition or redemption or other disposition of Beneficial Ownership in any shares issued by a TIP mutual fund. The TIP Independent Director may submit a request for approval that provides the proposed transaction date, number of shares or amount of transaction, transaction type, and any additional information that is relevant to the transaction. Prior written approval is required for subsequent purchases as well as initial purchases of shares issued by a TIP mutual fund. TIP Independent Directors are not, however, required to obtain prior written approval for: (a) redemptions of shares of a TIP mutual fund that are effected solely in order to fund capital calls or draw downs exercised by other TIFF Investment Vehicles in which such TIP Independent Directors are invested, when such redemptions are effected pursuant to powers of attorney or standing instructions previously received from such TIP Independent Directors; or (b) purchases of shares of a TIP mutual fund that are effected solely in order to invest distribution proceeds received from other TIFF Investment Vehicles in which such TIP Independent Directors are invested, when such purchases are effected pursuant to powers of attorney or standing instructions previously received from such TIP Independent Directors,

The general criteria used by the CCO in determining whether to grant pre-approvals are set forth in Section VI.

VIII.	Administration and Recordkeeping (Applies to All Supervised Persons)

Administration

The CCO and his designee shall be responsible for administering this Code and shall take all steps necessary to implement the provisions of the Code, including the following:

•	maintaining a list of Access Persons of each of TAS and TEAM;

•	reviewing reports filed under the Code, determining whether required reports have been filed, and obtaining copies of any overdue reports that have not yet been filed;

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•	determining whether the conduct of a Supervised Person has violated any provision of the Code and, after consultation with other members of management as necessary, deciding on the appropriate action to be taken to respond to violations; and

•	preparing and providing at least annually to the directors of TAS and TIP a written report describing issues arising under this Code since the previous report to the directors, including information about material violations of this Code and remedial actions taken and sanctions imposed in response to those violations.

Recordkeeping

The CCO and his designee shall preserve in an easily accessible place for five years:

▪	this Code and any prior version;

▪	a list of persons who were required to make reports pursuant to this Code and any prior version;

▪	a copy of each report made pursuant to this Code;

▪	a record of any violation of this Code and any action taken thereon; and

▪	a record of any decision and, if applicable, the reasons supporting the decision, to approve the acquisition by an Access Person of IPO or Limited Offering securities under Section VI of this Code.

The CCO and his designee will maintain Access Persons’ personal trading records. The records will be accessible only to the individual, the CCO and his designee, the General Counsel, and applicable regulatory agencies, as well as any other person reasonably determined by the CCO or the General Counsel as necessary or appropriate to have access for a particular purpose. All reports of personal securities transactions and any other information filed pursuant to the Code will be treated as confidential information to the extent permitted by law. Records will be maintained for at least six years, the first two years in an easily accessible place.

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Exhibit A

Proposed Transactions Subject to Pre-Approval

Access Person

Security Name

Security Description

Transaction Date

Transaction Amount

Transaction Type	___ Purchase	___ Other Type of Acquisition
(Limited Offering/IPO Only)

Transaction Type	___ Purchase	___ Redemption
(TIP Mutual Fund)

Offered to TAS/TEAM*	___ Yes	___ No

Describe TAS’s/TEAM’s
Decision*

Other Relevant Information

Access Person Signature

Date Submitted

Approval

Date Approved

* Applicable only to limited offerings/IPOs and only if person submitting pre-approval request is a member of the investment staff of TAS or TEAM.

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Exhibit B

Quarterly Summary of Transactions,

Brokerage Accounts, and Outside Activities

Access Person	Quarter Ending

Personal Investments in Reportable Securities

(include exchange-traded funds and the TIP mutual funds; do not include non-TIP mutual funds or interests in Section 529 college savings plans)

Transaction	Purchase	Security	Number	Price
Date	or Sale	Description	of Shares/	per Share	Broker/Bank
		(incl. CUSIP or Symbol)*	Principal Amount
__________	_________	________________	__________	_________	___________
__________	_________	________________	__________	_________	___________
__________	_________	________________	__________	_________	___________

* Include interest rate and maturity date, if applicable.

___	Neither I nor my spouse nor another Immediate Family Member engaged in any purchases, sales, or other transactions during this quarter other than Exempt Transactions or transactions not involving Reportable Securities, each as defined in the Code.

Limited Offerings and IPO Securities

___ I and my spouse and Immediate Family Members maintain no investments in Limited Offerings or IPOs.

___ I and my spouse and Immediate Family Members maintain only Limited Offering or IPO investments that were reported prior to this quarter.
___ I or my spouse or another Immediate Family Member invested in the following Limited Offerings and IPOs during this quarter (prior approval required for new Limited Offerings and IPOs; prior written approval not required for each transfer of money made in response to capital calls exercised by the issuer of the Limited Offering securities so long as the Access Person previously has obtained prior written approval for the full commitment amount):

______________________________________________________________________________ ______________________________________________________________________________

Securities Accounts

__ During the quarter, I or my spouse or another Immediate Family Member opened accounts holding securities for my Beneficial Ownership with the following brokers, dealers or banks:

Broker/Dealer/Bank Name:

______________________________________________________________________________ ______________________________________________________________________________ ______________________________________________________________________________

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Include above names of any brokers, dealers or banks where any securities account was established, such as an account at a brokerage house, a trust account at a bank, or a custodial or similar account, even if the only holdings in the account are securities that are not Reportable Securities. Also list the names of any brokers, dealers or banks where (i) a Section 529 college savings plan account, (ii) a retirement (401(k), 403(b), IRA, etc.) or pension plan account, or (iii) a deferred compensation or employer-sponsored stock option plan account was established if any such account holds securities. Accounts with mutual fund companies that do not have a brokerage function and that hold only that shares of mutual funds offered by the particular mutual fund company are not required to be reported. Attach an additional sheet if necessary. If none, please so indicate.

Quarterly Reporting of Political Contributions (not applicable to TAS directors)

_____ I or my spouse or another Immediate Family Member has made one or more reportable political contributions this quarter, and I have reported or will report such political contributions.

_____ Neither I nor my spouse nor another Immediate Family Member has made a reportable political contribution this quarter.

Quarterly Reporting of Gifts and Entertainment (not applicable to TAS directors)

_____ I or my spouse or another Immediate Family Member has provided or received reportable gifts or entertainment this quarter, and I have reported or will report such gifts or entertainment.

_____ Neither I nor my spouse nor another Immediate Family Member has provided or received any reportable gifts or entertainment this quarter.

Outside Business Activities

___	I am not engaged in any outside business activities that are required to be approved or reported under the Code.
___	I am a partner, officer or adviser to an entity other than TAS, TEAM or TIP only to the extent such activities have been previously approved or, if approval is not required under the Code, have been previously reported or are reported below.

Report of Outside Officer, Director or Advisor Positions Not Previously Reported:

Name of Entity or Organization	Title	Date of Appointment
__________________________	________________	_________________
__________________________	________________	_________________

Access Persons Signature	Date

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Exhibit C

Reporting Requirements: Personal Holdings, Brokerage Accounts,

and Outside Officer, Director or Advisor Positions

Access Person

Please fill out the requested information below. The information must be current as of a date no more than 45 days prior to (i) the date you became an Access Person (for initial holdings reports) or (ii) the date you submit this report (for annual holdings reports). Rather than filling out the requested information in parts A and B below, you may attach a current brokerage statement or statements provided that such statement(s) include all of the information that is requested in parts A and B below.

A. Securities Accounts

I or my spouse or another Immediate Family Member maintain accounts with the following brokers, dealers or banks in which any securities are held for my Beneficial Ownership:

Broker/Dealer/Bank Name:

_________________________________________________________________________ ______________________________________________________________________________ ______________________________________________________________________________

Include above names of any brokers, dealers or banks where any securities account is maintained, such as an account at a brokerage house, a trust account at a bank, or a custodial or similar account, even if the only holdings in the account are securities that are not Reportable Securities. Also list the names of any brokers, dealers or banks where (i) a Section 529 college savings plan account, (ii) a retirement (401(k), 403(b), IRA, etc.) or pension plan account, or (iii) a deferred compensation or employer-sponsored stock option plan account is maintained if any such account holds securities. Accounts with mutual fund companies that do not have a brokerage function and that hold only that shares of mutual funds offered by the particular mutual fund company are not required to be reported. Attach an additional sheet if necessary. If none, please so indicate.

B. Investments in Reportable Securities

(include exchange-traded funds and the TIP mutual funds; do not include non-TIP mutual funds or interests in Section 529 college savings plans)

I or my spouse or another Immediate Family Member has direct or indirect Beneficial Ownership of the following Reportable Securities:

Security	Number
Description	of Shares/
(incl. CUSIP or Symbol)	* Principal Amount
_____________	_________
_______________	_________
_____________	_________
_____________	_________
_____________	_________
_____________	_________
_____________	_________
_____________	_________
_____________	_________
_____________	_________

*Include interest rate and maturity date, if applicable.

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Attach an additional sheet if necessary. Please include the above information. If none, please so indicate.

C. Report of Outside Officer, Director or Advisor Positions:

I currently hold the following officer, director or advisor positions:

Name of Entity or Organization	Title	Date of Appointment
__________________________	________________	_________________
__________________________	________________	_________________

Attach an additional sheet if necessary. Please include the above information. If none, please so indicate.

Access Persons Signature	Date

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